As filed with the Securities and Exchange Commission on June 14, 2002.

                                               Registration No. 333-____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------

                                  IMMUCOR, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Georgia                                    22-2408354
              --------                                   -----------
  (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                  Identification Number)
                               3130 Gateway Drive
                                  P.O. Box 5625
                             Norcross, Georgia 30091
                    (Address of Principal Executive Offices)

                      Immucor, Inc. 1998 Stock Option Plan
                            (Full title of the plan)

                           Edward L. Gallup, President
                                  Immucor, Inc.
                               3130 Gateway Drive
                                  P.O. Box 5625
                          Norcross, Georgia 30091-5625
                                 (770) 441-2051
           (Name, address, and telephone number of agent for service)
                                ----------------


                         CALCULATION OF REGISTRATION FEE

---------------- ----------------- -------------------- --------------------- --------------------

    Title of
   Securities         Amount         Proposed Maximum      Proposed Maximum        Amount of
     to be            to be           Offering Price      Aggregate Offering      Registration
   Registered     Registered (1)       Per Share (2)            Price                 Fee
---------------- ----------------- -------------------- --------------------- --------------------
  Common Stock
$ .10 par value     1,000,000            $18.42            $18,420,000.00          $1,694.64
    per share
---------------- ----------------- -------------------- --------------------- --------------------

     (1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends, and similar transactions.
     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) on the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 10, 2002, which was $18.42.

                                  INTRODUCTION

            This Registration Statement on Form S-8 is filed by Immucor, Inc., a Georgia corporation (the "Company," "Corporation" or "Registrant"), relating to 1,000,000 shares of its common stock, par value $0.10 per share (the "Common Stock"), issuable to eligible employees of the Company under the Immucor, Inc. 1998 Stock Option Plan (the "Plan").

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

            Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

Item  2.  Registrant Information and Employee Plan Annual Information.

            Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference into this registration statement ("Registration Statement") as of their respective dates:

     (a) The Company's Annual Report (as amended) on Form 10-K/A for the fiscal year ended May 31, 2001;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 2001;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2001;

     (d)  The Company's Quarterly  Report  on  Form 10-Q   for the quarter ended
          February 28, 2002; and

     (e) The description of the Company's Common Stock (the "Common Stock") as contained in the Company's Registration Statement on Form 8-A (Registration No. 0-14820) as declared effective by the Commission on July 21, 1986, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

            Not applicable.

Item 5.  Interests of Named Experts and Counsel.

            Not applicable.

Item 6.  Indemnification of Directors and Officers.

            Section 14-2-850, et. seq., of the Georgia Business Corporation Code (the "GBCC") authorizes us to indemnify our directors, officers, employees and agents in certain circumstances. Section 14-2-856 of the GBCC expressly allows us to provide indemnification rights that are broader than provided under the GBCC if contained in a bylaw ratified by a majority of the shares entitled to be cast in a vote of our shareholders. Article Eight of our Bylaws provides broader indemnification rights than expressly provided under the GBCC and has been ratified by our shareholders.

            Article Eight of our Bylaws generally requires us to indemnify directors and executive officers who are parties to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person was or is one of our directors or executive officers. Except as noted in the next paragraph, directors and executive officers are entitled to be indemnified against expenses (including but not limited to attorneys' fees and court costs), and against any judgments, fines and amounts paid in settlement actually and reasonably incurred by them. Directors and executive officers also generally are entitled to have us advance any of those expenses prior to final disposition of the proceeding provided that:

            (1) the directors or executive officers furnishes us with a written affirmation of his or her good faith belief that his or her conduct does not constitute the type of behavior for which indemnification is prohibited (discussed in the following paragraph);

           (2) the Board of Directors has not made its own determination that the directors or executive officers is not entitled to indemnifica-tion; and

           (3) the directors or executive officers furnishes us with an undertaking to repay us if it is ultimately determined that they are not entitled to indemnification.

           The  GBCC  and  Article  Eight  of  our  Bylaws   prohibits  us  from
           indemnifying directors and officers for the following types of liabilities:

           (1) any appropriation, in violation of the director's duties, of any of our business opportunities;

           (2) acts or  omissions   which involved   intentional misconduct or a
           knowing violation of law;

           (3) liability under Section 14-2-832 of the GBCC (pertaining to unlawful dividends or other distributions); and

           (4) any transaction from which the director or officer derived an improper personal benefit.

            In addition, as permitted by Subsection (b)(4) of Section 202 GBCC, the Company's Articles of Incorporation limits the personal liability of a director of the corporation to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director to the amount of such director's compensation for services as a director during the twelve-month period immediately preceding such breach, except that a director's liability shall not be so limited for the liability of a director for (i) any
appropriation,   in  violation  of  the  director's   duties,  of  any  business
opportunity  of  the   corporation,   (ii)  acts  or  omissions  which  involved
intentional  misconduct or a knowing  violation of law,  (iii)  liability  under
Section 14-2-832 of the GBCC, and (iv) any transaction from which the director derived an improper personal benefit. The effect of this provision is to limit the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in those circumstances described in the preceding sentence.

            The Board of Directors may, but is not obligated to, indemnify other officers, employees and agents to the same extent it may indemnify directors, subject to all of the accompanying conditions and obligations, except that the indemnification so provided need not be limited by a requirement that officers, employees and agents bear the liability up to the amount of their compensation over a 12-month period. Except for persons identified as executive officers in our filings with the SEC, the Board of Directors has not yet extended indemnification rights to any officers, employees or agents.

            Upon authorization by the Board of Directors, we can enter into an agreement or agreements providing to any person who was or is one of our directors, officers, employees or agents, indemnification rights substantially the same as those provided to directors under Article Eight. We have entered into written agreements with each current member and one former member of our board of directors to provide such persons indemnification as described above and to assure such persons that we will continue to provide such indemnification even if our bylaws are amended in the future. We currently have no plan to enter into such agreements with any other person. Finally, we can purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents against any liability asserted against him or incurred by him in any such capacity, whether or not we would have the power to indemnify him against that liability under Article Eight.


Item 7.  Exemption from Registration Claimed.

            Not applicable.

Item 8.  Exhibits.

            The following exhibits are filed with this Registration Statement:

      Exhibit
      Number                              Description of Exhibit

       4.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Immucor, Inc.'s quarterly report on Form 10-Q for the quarter ended November 30, 2000).

       4.2 Amended and Restated Bylaws (amended and restated as of February 12, 2002; incorporated by reference to Exhibit 3.2 to Immucor, Inc.'s quarterly report on Form 10-Q for the quarter ended February 28, 2002).

       4.3 Amended and Restated Shareholder Rights Agreement dated as of November 20, 2001 between Immucor, Inc. and EquiServe Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 4.1 to Immucor, Inc.'s quarterly report for the quarter ended November 30, 2001).

       4.4 Immucor, Inc. 1998 Stock Option Plan, including as Exhibit A thereto a form of Stock Option Agreement.

       5.1        Opinion of Sutherland Asbill & Brennan LLP.

       23.1       Consent of Ernst & Young LLP.

       23.2 Consent of Sutherland Asbill & Brennan LLP (contained in their opinion filed as Exhibit 5.1)



Item 9.  Undertakings.


     (1)  The undersigned Registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia on this 14th day of June, 2002.

                                          IMMUCOR, INC.



                                          By:  /s/ Edward L. Gallup
                                                Edward L. Gallup
                                                Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signatures                         Title                          Date



/s/ Edward L. Gallup       Director, Chairman of the Board of      June 14, 2002
-------------------- Directors,President and Chief Executive Officer
Edward L. Gallup              (Principal Executive Officer)


/s/ Steven C. Ramsey      Vice President and Chief Financial       June 14, 2002
--------------------  Officer (Principal Financial and Accounting
Steven C. Ramsey                     Officer)

/s/ Ralph A. Eatz         Director and Senior Vice President-      June 14, 2002
-----------------                   Operations
Ralph A. Eatz

/s/ Dr. Gioacchino DeChirico          Director                     June 14, 2002
----------------------------
Dr. Gioacchino DeChirico


/s/ Daniel T. McKeithan               Director                     June 14, 2002
-----------------------
Daniel T. McKeithan


/s/ Didier L. Lanson                  Director                     June 14, 2002
--------------------
Didier L. Lanson


/s/ Joseph E. Rosen                   Director                     June 14, 2002
-------------------
Joseph E. Rosen


/s/ Roswell S. Bowers                 Director                     June 14, 2002
---------------------
Roswell S. Bowers

/s/ Mark Kishel, M.D.                 Director                     June 14, 2002
---------------------
Mark Kishel, M.D.

      Exhibit
      Number                                    Description

       4.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Immucor, Inc.'s quarterly report on Form 10-Q for the quarter ended November 30, 2000).

       4.2 Amended and Restated Bylaws (amended and restated as of February 12, 2002; incorporated by reference to Exhibit 3.2 to Immucor, Inc.'s quarterly report on Form 10-Q for the quarter ended February 28, 2002).

       4.3 Amended and Restated Shareholder Rights Agreement dated as of November 20, 2001 between Immucor, Inc. and EquiServe Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 4.1 to Immucor, Inc.'s quarterly report for the quarter ended November 30, 2001).

       4.4 Immucor, Inc. 1998 Stock Option Plan, including as Exhibit A thereto a form of Stock Option Agreement.

       5.1        Opinion of Sutherland Asbill & Brennan LLP.

       23.1       Consent of Ernst & Young LLP.

       23.2 Consent of Sutherland Asbill & Brennan LLP (contained in their opinion filed as Exhibit 5.1)

Exhibit 4.4

                                  IMMUCOR, INC.
                             1998 STOCK OPTION PLAN


     1. Purpose. This 1998 STOCK OPTION PLAN (the "Plan") has been established by Immucor, Inc., a Georgia corporation (the "Company"), to secure for the Company and its shareholders the benefits arising from capital stock ownership by those who will contribute to its future growth and continued success. The Plan will provide a means whereby such persons may purchase shares of the common stock, $0.10 par value, of the Company ("Common Stock") pursuant to options.

     2. Administration.

          (a) The authority to manage and control the operation and administration of the Plan shall be vested in a committee (the "Committee") of at least three (3) members of the Board of Directors to be appointed at the pleasure of the Board of Directors of the Company.

          (b) The Committee shall be subject in all respects to the supervisory prerogative of the Board of Directors of the Company. To the extent permitted by applicable law, the powers of the Committee may be exercised by the Board of Directors, in which case the references to the Committee shall be construed to apply equally to the Board of Directors.

          (c) The Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter relating to the Plan shall be final and binding on all persons.

          (d) No member of the Committee shall be liable for any action or determination made in good faith and permitted by the terms of the Plan.

     3. Participation. Subject to the terms of the Plan, the Committee shall determine and designate, from time to time, employees and directors of the Company to whom options are to be granted (the "Participants"), the number of shares of Common Stock that shall be subject to options granted to each Participant, the terms and conditions of each option, and the voting and transfer restrictions, if any, to which the shares of Common Stock obtainable upon exercise of each option shall be subject.

     4. Shares Subject to the Plan. The shares of stock that may be subject to options under the Plan shall be shares of Common Stock, and may consist of either unissued shares or shares held in the treasury of the Company. The aggregate number of shares of Common Stock for which options may be granted under the Plan shall not exceed One Million Shares (1,000,000) shares, subject to such adjustments as may take place in accordance with Section 12. If, as to any number of shares, any option granted pursuant to the Plan expires or terminates while the Plan remains in effect, such number of shares shall again be available for grant under the Plan.

     5. Option Price. The price at which a share of Common Stock may be purchased pursuant to the exercise of an option under the Plan shall be fixed by the Committee on the date the option is granted.

     6. Option Expiration Date. The "Expiration Date" with respect to an option granted to a Participant under the Plan means the date established by the Committee as the date after which the option is not exercisable.

     7. Exercise of Option.

          (a) Each option shall be exercisable at such time or times as shall be established hereunder. The Committee may, in its discretion, accelerate the exercisability of any one or more options at any time and for any reason. A Participant may exercise an option by giving written notice (the "Exercise Notice") thereof prior to the option's Expiration Date to the Secretary of the Company at the Company's corporate headquarters.

          (b) The full purchase price of the shares purchased pursuant to the exercise of an option shall be paid in cash or check or by tender of stock certificates in proper from for transfer to the Company representing shares of Common Stock valued at the last sales price of the Common Stock on the preceding business day as reported on the National Association of
     Securities Dealers Automated Quotation System (NASDAQ) National Market System, or any successor system, or by any combination of the foregoing, contemporaneously with the giving of the Exercise Notice. The Committee also may accept in payment of all or part of the purchase price a promissory note of the Participant. In addition to payment of the full price, the Participant shall pay to the Company at the time of exercise, or shall otherwise make arrangements satisfactory to the Committee regarding payment of, any additional amount that the Committee deems necessary to satisfy the Company's liability to withhold federal, state or local income or other taxes incurred by reason of exercise of the option.

     8. Termination of Employment. The Committee may specify, with respect to the options granted to any particular Optionee who is an employee of the Company, the effect upon such Optionee's right to exercise an option of the termination of such Optionee's employment under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an option, or acceleration of the date at which an option may be exercised in full.

     9. Compliance With Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock under the Plan unless such issuance is in compliance with all applicable laws and any applicable requirements of any securities exchange on which the Common Stock is traded. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement from the recipient as evidence of such compliance, including, in some cases, an acknowledgment by the recipient that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

     10. Transferability and Restrictions Upon Transfer and Voting. Options under the Plan are not transferable except by will or under the laws of descent and distribution. Options may be exercised during the lifetime of the Participant only by the Participant. Shares of Common Stock received upon exercise of options granted under the Plan may be subject to such voting and transfer restrictions as the Committee in its sole discretion shall establish at the time such options are granted. If the transfer or voting of shares obtained upon exercise of an option is restricted, certificates representing such shares may bear a legend referring to such restrictions.

     11. Employment and Shareholder Status. This Plan, any document describing this Plan, the grant of any option hereunder, and any agreement evidencing the grant of such option shall not be construed to give any Participant or any other person a right to employment or continued employment by the Company or affect the right of the Company to terminate the employment of any such person with or without cause. The grant of an option under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company. No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of record with respect to any shares of Common Stock issuable upon exercise of such option until such option is exercised and certificates representing such shares have been issued and delivered.

     12. Adjustments and Ownership Changes.

          (a) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, or similar corporate change involving the Common Stock, the aggregate number and kind of shares subject to options outstanding or to be granted under the Plan shall be proportionately adjusted or modified, and the terms of any outstanding option shall be adjusted or modified accordingly.

          (b) Unless  otherwise  provided in the Option Agreement (as defined in
     Section 13 hereof), in the event of any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity (an "Ownership Change"), the Company shall have the right, at its discretion, to provide for the assumption or substitution of comparable stock options in place of the options theretofore granted hereunder.

          (c) Unless  otherwise  provided in the Option Agreement (as defined in
     Section 13 hereof), in the event such an Ownership Change takes place and provision is not made for such assumption or substitution, or in the event that the Company sells all or substantially all of its assets, or engages in a liquidation of all or substantially all of its assets (a "Termination Event"), the Committee may, in its discretion, accelerate the exercisability of any one or more options in accordance with Section 7. It is the policy of the Company that the decision whether to accelerate the exercisability of outstanding options take into account such factors as the profitability of the transaction giving rise to the Termination Event to the shareholders of the Company, the likelihood that the business of the Company will substantially continue under the same, different or changed ownership following such transaction, the tenure and performance of individual Participants, the possibility that some or all of the Participants receive or are invited to participate in benefits or benefit plans if they continue as employees of the successor to the Company's business or other consideration in connection with such transaction, and any other factors that may be appropriate within the scope of their business judgment. Whether or not such an acceleration occurs, all outstanding exercisable and non-exercisable options shall be canceled to the extent they remain unexercised at the time such transaction is consummated.

          (d) In no event shall any fraction of a share of stock be issued upon the exercise of an option.

     13. Agreement With Company. At the time of a grant of an option, the Committee shall require a Participant to enter into a written agreement with the Company in a form specified by the Committee (the "Option Agreement"). The Option Agreement shall reflect the Participant's agreement to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. No option purported to be granted pursuant to the Plan shall be valid or binding on the Company unless evidenced by an Option Agreement approved by the Committee.

     14. Amendment and Termination of Plan. The Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan (other than in connection with such actions as are expressly authorized in the Plan) shall adversely affect or impair any option previously granted under the Plan without the consent of the holder thereof.


                      FORM OF OPTION AGREEMENT - 1998 PLAN


         THIS OPTION AGREEMENT (this "Agreement"), dated as of ______, is by and between IMMUCOR, INC., a Georgia corporation (the "Company"), and ________ (the "Optionee").

         WHEREAS, the Board of Directors of the Company has determined that the Optionee is to be granted under the Company's 1998 Stock Option Plan (the "Plan"), on the terms and conditions set forth herein, an option (the "Option") to purchase a specified number of shares of the common stock, par value $0.10 per share, of the Company (the "Common Stock").

         NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

     1. Grant of Option: Number of Shares and Option Price. The Option is for up to <<Total_Shares>> shares of Common Stock (the "Option Shares") at a price of $<<Price>> per share (the "Option Price"). The Option is granted pursuant to the Plan and is subject to the terms and conditions thereof, which are incorporated herein by this reference. To the extent any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of, or access to, a copy of the Plan.

     2. Period of Option and Conditions of Exercise.

     (a) The Option shall be considered granted as of the date hereof (the "Option Date"). The Option shall expire on ________ (the "Expiration Date"). Upon the Expiration Date, the Optionee shall no longer be entitled to exercise the Option.

     (b) The Option may be exercised with respect to the number of Option Shares, at the times and under the conditions, if any, set forth on Exhibit A hereto (subject to the provisions of Sections 4 and 5 of this Agreement). Once the Option is exercisable with respect to a number of Option Shares, the Optionee may exercise the Option at any time from time to time with respect to all or part of those Option Shares (except as provided in Section 4). If requested by the Company, the Optionee shall deliver this Agreement to the Secretary of the Company at the time of exercise of the Option so that a notation may be made in this Agreement as to such exercise. After such notation has been made, this Agreement shall then be returned to the Optionee.

     (c) To exercise the Option, the Participant must deliver to the Secretary of the Company at its corporate headquarters the Notice of Exercise attached as Exhibit B to this Agreement together with payment of the aggregate exercise price in the manner permitted by the Plan.

     (d) The Optionee shall not be deemed to be a holder of any Option Shares following the exercise of the Option until the full exercise price for such shares has been paid and a stock certificate has been issued and delivered for such shares.

     3. Adjustment in Number of Shares. The number of Option Shares shall be subject to adjustment for stock dividends, stock splits, or similar corporate change involving the Common Stock to the extent set forth in Section 12 of the Plan.


     4. Termination of Employment. In the event the Optionee's employment with the Company or any of its subsidiaries terminates for any reason, all of Optionee's rights and privileges shall terminate immediately with respect to the unvested portion of the Option (that portion of this Option that immediately prior to such termination was not exercisable), and such portion of the Option shall not thereafter become exercisable. In addition, the Optionee's right to exercise the vested portion of the Option (that portion of the option that was exercisable immediately prior to the termination of the Optionee's employment with the Company or any of its subsidiaries) shall be adjusted as follows:

     (a) In the event of the termination of the Optionee's employment with the Company or any of its subsidiaries, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability, the Optionee may exercise this Option at any time before the earlier of the expiration date of this Option or within three months after such termination to the extent the Option had vested (the number of shares which were exercisable hereunder at the date of such termination).

     (b) In the event of a termination of the Optionee's employment with the Company or any of its subsidiaries that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without written consent of the Company, this Option (both the vested and unvested portions), to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable. For purposes of the Agreement, "Cause" shall mean that of destruction of property of the Company or a subsidiary, refusal or continuing inability to perform reasonably assigned duties, disregard of Company rules or policies, conduct evidencing willful or reckless disregard of the interests of the Company, or the breach of a material provision of this Agreement. Such determination shall be made by the Committee and shall be final and binding on all parties hereto.

     (c) In the event of termination of employment with the Company or any of its subsidiaries because of the Optionee's mental or physical disability determined by a medical doctor satisfactory to the Company, the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period following the Optionee's termination or (b) the expiration date of this Option, to the extent the Option had vested (the number of shares which were exercisable hereunder at the date of such termination).

     (d) In the event of a termination of employment with the Company or any of its subsidiaries because of the Optionee's death, the Optionee's administrators, executors or personal representatives, may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option, to the extent the Option had vested (the number of shares which were exercisable hereunder at the date of such termination).

     5. Ownership Change. In the event of any merger, consolidation, reorganization, division or other corporate transaction in which the common stock of the Company is converted into another security or into the right to receive securities or property of the Company or of any other entity (an "Ownership Change"), the Company shall provide for the assumption or substitution of comparable stock options in place of the Option.

     6. Option Not Transferable. The Option is not transferable other than by will or under the laws of descent and distribution. During the lifetime of the Optionee, the Option may be exercised only by the Optionee.

     7. Investment Representations.

     (a) The Optionee acknowledges that, unless and until the Company notifies the Optionee otherwise, the Option and the Option Shares obtainable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under applicable state securities laws.

     (b) The Optionee acknowledges that, prior to the issuance of the Option Shares, the Company may delay the delivery of certificates for the Option Shares for such time as the Company deems necessary or desirable to enable the Company to comply with (i) the requirements of the Securities Act or the Securities Exchange Act or 1934, as amended, or any rules or regulations of the Securities and Exchange Commission or any stock exchange promulgated thereunder; or (ii) the requirements of applicable state laws relating to authorization, issuance or sale of such securities. The Optionee shall provide such information as the Company deems necessary or desirable to secure such compliance.

     8. Legends. The share certificates evidencing the Option Shares may contain such legends as may be required in keeping with applicable state corporation and securities laws.

     9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered by personal delivery, by facsimile transmission or by mail, to the following address:

       To Optionee: At the address shown under the Optionee's signature below.

       To the Company:   Immucor, Inc.
                         3130 Gateway Drive
                         PO Box 5625
                         Norcross, Georgia  30091-5625
                         FAX:  (404) 242-8930
                         Attention:  Chief Financial Officer

or at such other address or facsimile number as the parties hereto shall have last designated by notice to the other party. Any notice given by personal delivery or mail shall be deemed to have been delivered on the date of receipt of such delivery at such address; and any notice given by facsimile transmission shall be deemed to have been delivered on the date of transmission if received during business hours on a business day, or the next business day after transmission if received after business hours on a business day or at any time on a on-business day.

     10. Failure to Enforce Not a Waiver. The failure of the Company or the Optionee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provisions or of any other provision hereof.

     11. Amendments. This Agreement may be amended or modified only by an instrument in writing signed by the Optionee and an authorized representative of the Company. Except as provided in Section 14, no third party shall be entitled to claim the benefit of or enforce this Agreement.

     12. Governing Law. This Agreement has been entered into, and shall be governed by and construed according to the laws of the State of Georgia, without regard to the conflicts of law rules thereof.

     13. Regulatory Approvals. The exercise of this Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other tax liabilities, or the listing, registration, or qualification of any shares of Common Stock upon any securities exchange or quotation system or under any federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise, then in any such event such exercise shall not be effective unless such liabilities have been satisfied or such listing, registration, qualification, consent, or approval shall have been effected or obtained.

     14. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding on, the successors and assigns of the Company, and such persons as may be permitted to succeed to the rights of the Optionee hereunder with respect to the Option and the Option Shares. The parties shall take such steps as reasonably may be necessary, including but not limited to the execution and delivery of an agreement or replace this Agreement, to give effect to the provisions of this Section 14 in a way that the relative benefits and obligations of the parties (and their successors and assigns) under this Agreement are preserved as closely as possible.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

       IMMUCOR, INC.


       By:
              -------------------------------------------------------
              Edward L.  Gallup, President



       Name
                    -------------------------------------------------
       Address:
                    -------------------------------------------------

                    -------------------------------------------------

                    -------------------------------------------------

                                    EXHIBIT A

                  To Option Agreement Dated As of <<GrantDate>>

                           Number of Option Shares and
                        Terms and Conditions of Exercise:


_______________ shares exercisable four years after the Option Date, provided employee is still employed by Immucor, Inc.on a full-time basis on this date.

50% of the total granted exercisable two years after the Option Date.

25% of the total granted exercisable three years after the Option Date.

25% of the total granted exercisable four years after the Option Date.

Notwithstanding the foregoing schedule, all options shall be immediately exercisable on an accelerated basis in the event of a Termination Event as defined in Section 12 of the 1998 Plan, or a Change of Control. For purposes of this Agreement, "Change of Control" shall mean: (1) the consummation of the acquisition of 51% or more of the voting power or value of the outstanding stock of the Company pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company or one approved in advance by the Board of Directors); (2) the consummation of a merger, consolidation or other reorganization of the Company (other than a re-incorporation of the Company or any merger, consolidation or other reorganization approved in advance by the Board of Directors), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization; or (3) a change in the composition of a majority of the Company's Board of Directors, other than such a change attributable to the election of any director recommended to the shareholders by a majority of the Board of Directors and other than changes attributable from the resignation of any director.

                                    EXHIBIT B
                 NOTICE OF EXERCISE OF STOCK OPTIONS - 1998 PLAN


To Immucor, Inc.

         I hereby elect to purchase _________________________ shares of common stock, par value $0.10 per share ("Common Stock"), of Immucor, Inc. (the "Company") in accordance with the option ("Option") granted to me on __________ under the Option Agreement between the Company and me, dated as of that date (the "Option Agreement"). Enclosed is payment in full of the exercise price for such shares, calculated in accordance with the terms of the Company's 1998 Stock Option Plan, consisting of a check in the amount of $___________.

         I hereby represent and warrant that my exercise of the Option is in compliance with the terms and conditions set forth in the Option Agreement. I further acknowledge and agree that the shares so purchased shall remain subject to the applicable terms and conditions set forth in the Option Agreement.


Date:
     ----------------------------------------------    -------------------------

Ex. 5.1

                 [Letterhead of Sutherland Asbill & Brennan LLP]



                                  June 14, 2002




Immucor, Inc.
3130 Gateway Drive
Norcross, Georgia  30091

Gentlemen:

         We have acted as counsel to Immucor, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 1,000,000 shares (the "Plan Shares") of the Company's common stock, $0.10 par value per share (the "Common Stock"), that may be issued pursuant to the Immucor, Inc. 1998 Employee Stock Option Plan, effective as of November 12, 1998 (the "Plan"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by, and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Plan Shares covered by the Registration Statement, which may be issued pursuant to the Plan will be legally issued, fully paid and nonassessable when issued in accordance with the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                               Sincerely,

                               SUTHERLAND ASBILL & BRENNAN LLP



                               By: /s/ Sutherland Asbill & Brennan LLP

                               Philip H. Moise, a Partner

EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Immucor, Inc. 1998 Stock Option Plan of our report dated August 29, 2001, except for paragraphs 2 through 4 of Note 17 as to which the date is September 11, 2001, with respect to the consolidated financial statements and schedule of Immucor, Inc. included in its Annual Report (Form 10-K/A) for the year ended May 31, 2001, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

Atlanta, Georgia
June 14, 2002